United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 13, 2007
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
230 Third Avenue, Waltham, MA 02451
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 547-5900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Set forth below is an update with respect to clinical development progress of the product candidates of OXiGENE, Inc. (“OXiGENE” or the “Company”), currently anticipated milestone events associated with the clinical development of those product candidates, and target dates for the achievement of those milestones.
ZYBRESTAT for Oncology
Anaplastic Thyroid Cancer (ATC)
Planned Interim Analysis for ZYBRESTAT Phase II/III Pivotal Registration Clinical Trial Anticipated by Mid-2009
     OXiGENE announced on May 31, 2007 that it had reached agreement with the FDA on a Special Protocol Assessment (SPA) for its pivotal registration clinical trial with ZYBRESTAT in anaplastic thyroid cancer (ATC). On July 9, 2007, the Company announced initiation of this trial, which is expected to enroll approximately 180 patients with ATC. Two-thirds of the patients will receive intravenous ZYBRESTAT plus carboplatin and paclitaxel, and the other third will receive carboplatin and paclitaxel alone. The primary endpoint will be a statistically significant difference in the overall survival rate between the two treatment arms, as determined by a log-rank analysis of Kaplan-Meier survival curves at times when pre-determined numbers of trial events (patient deaths) are reached. The protocol design incorporates a planned interim analysis for efficacy and safety, which will be overseen by an Independent Data Monitoring Committee. The Company currently anticipates that this planned interim analysis will be conducted by mid-2009, and if the results are positive, may serve as the basis for ZYBRESTAT marketing approval in accordance with the terms of the SPA agreement. ZYBRESTAT has been granted Fast Track status by the FDA and Orphan Drug status by both the FDA and the European Agency for the Evaluation of Medicinal Products (EMEA).
Ovarian Cancer
Initial Data From ZYBRESTAT Phase II Trial in Platinum-Resistant Ovarian Cancer Expected by Year-End 2007
     The Company has an ongoing Phase II clinical trial of ZYBRESTAT, administered in combination with carboplatin and paclitaxel, in patients with platinum-resistant ovarian cancer. This trial is a modified Simon two-stage design, and the primary endpoint for the first stage is observance of a specific number of durable responses (as determined by RECIST and/or CA-125 response criteria) in the first 18 patients. If an adequate number of responses are observed in the first stage of the trial, the trial design provides for continuation to a second, expanded stage, which would enroll an additional 25 patients, to further evaluate efficacy. The Company anticipates that initial results from the first stage of this trial will be available to report by the end of 2007.

Non-Small Cell Lung Cancer (NSCLC)
Randomized, Controlled Phase II Clinical Trial in NSCLC of ZYBRESTAT In Combination with bevacizumab (AVASTIN®) and Chemotherapy Expected to Begin Enrolling Patients in First Half of 2008, with Initial Results Anticipated in the Second Half of 2009.
     The Company currently plans to begin enrolling, in the first half of 2008, patients with NSCLC in a randomized, comparative Phase II clinical trial that will evaluate ZYBRESTAT in combination with the widely utilized anti-angiogenic drug, bevacizumab (AVASTIN®) and chemotherapy. The Company anticipates reporting initial results from this trial in the second half of 2009. Scientific support for the combination of ZYBRESTAT and anti-angiogenic drugs comes, in part, from (1) preclinical work by the Company’s collaborators and published in the journal Science in September 2006 (as announced in the Company’s press release dated September 21, 2006); and (2) from interim data from the ongoing Phase Ib combination trial of ZYBRESTAT plus bevacizumab that suggest that ZYBRESTAT and bevacizumab administered in combination appear to be safe and well-tolerated, result in enhanced tumor blood-flow reduction, and demonstrate early signs of clinical efficacy in patients with refractory solid tumors. (For further information on the Phase Ib ZYBRESTAT plus bevacizumab clinical interim results, refer to the Company’s press release dated October 5, 2007.) The Company believes that the Phase II NSCLC trial will represent the first controlled clinical trial of a vascular disrupting agent in combination with an anti-angiogenic agent.
Additional ZYBRESTAT Oncology Studies & Anticipated Milestones:
     The Company expects final data in the first half of 2008 from the ongoing Phase Ib trial evaluating the combination of ZYBRESTAT and bevacizumab in patients with refractory solid tumors.
     The Company also expects data in the second half of 2008 from an ongoing Phase Ib trial evaluating the combination of ZYBRESTAT, Cetuximab (Erbitux®) and radiation in patients with refractory solid tumors.
Development of Topical ZYBRESTAT for Ophthalmology Indications
     Building upon positive results from the Phase II proof-of-concept trial with intravenous ZYBRESTAT in patients with myopic macular degeneration, which were reported at the May 2007 Association for Research in Vision and Ophthalmology (ARVO) annual meeting, the Company is working to develop a patient-friendly and convenient topical (i.e., eye-drop) formulation of ZYBRESTAT for the treatment of age-related macular degeneration and/or other serious and vision-threatening ophthalmological diseases and conditions in which aberrant neovascularization plays a key pathological role. The Company currently anticipates the following milestones for this program:
•	Initial Preclinical Ocular Penetration Data to be Announced in the First Half of 2008;

•	IND for ZYBRESTAT Topical Formulation in Ophthalmological Disease in the First Half of 2008;

•	Interim Data from the Phase I/II Ophthalmological Disease Clinical Trial Program in the Second Half of 2008;

•	Final Data from the Phase I/II Ophthalmological Disease Clinical Trial Program in the Second Half of 2009
     At the May 2007 ARVO annual meeting, investigators presented data in poster form from a Phase II trial of ZYBRESTAT in myopic macular degeneration. All twenty-three patients receiving intravenous-route ZYBRESTAT in this trial achieved the primary endpoint, maintenance of vision at 3 months. The Company believes these results provide human proof-of-concept support for the application of ZYBRESTAT in age-related macular degeneration and other ophthalmological diseases that are characterized by the presence and development of abnormal vasculature in the eye.
     Preclinical data suggest that topical delivery of ZYBRESTAT to the back of the eye, in concentrations sufficient for therapeutic effect, is feasible, and the Company is currently working to develop a convenient and patient-friendly topical ophthalmology formulation of ZYBRESTAT suitable for broad use in age-related macular degeneration (AMD), diabetic retinopathy and/or other eye diseases. The Company believes a topical formulation of ZYBRESTAT would be compatible with and complementary to current intravitreal-route, anti-VEGF therapies and has the potential to deliver substantial clinical benefits to patients by (1) prolonging the interval between administration of anti-VEGF drugs via intravitreal injections; and (2) providing a prophylactic treatment alternative for certain AMD patients who may not be candidates for treatment via intravitreally-injected anti-VEGF drugs yet are at risk for loss of vision.
OXi4503 in Oncology
Results from the Ongoing Phase I Clinical Trial Anticipated in the First Half of 2008
     The Company currently anticipates reporting results in the first half of 2008 from the ongoing Phase I, dose-escalation clinical trial of OXi4503, the Company’s novel, dual-mechanism, vascular disrupting agent (VDA), in patients with advanced solid tumors. Interim results reported at the June 2007 ASCO and October 2007 AACR-NCI-EORTC meetings demonstrated that OXi4503 is well-tolerated, with no dose-limiting toxicities observed to date in the trial. Observed reductions in tumor blood-flow, as measured by PET and DCE-MRI imaging, provide evidence of biological activity, and disease stabilization has been achieved in several patients. Escalation to higher doses will continue, per the protocol, until a maximum tolerated dose is identified.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 13, 2007	OXiGENE, Inc.
/s/ James B. Murphy
By: James B. Murphy
Its: Vice President and Chief Financial Officer